Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gambling.com Group Limited
Jersey, Channel Islands

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Gambling.com Group Limited of our report dated March 23, 2023, relating to the consolidated financial statements of Gambling.com Group Limited, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ BDO LLP

BDO LLP
London, United Kingdom
March 23, 2023